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                                                                   EXHIBIT 99(e)

                        KEYCORP STUDENT LOAN TRUST 2001-A
                              OFFICER'S CERTIFICATE


The Chase Manhattan Bank                    MBIA Insurance Corporation
450 West 33rd Street, 14th Floor            113 King Street
New York, NY 10001                          Armonk, NY 10504
ATTN: Structured Finance                    ATTN: Data Administration
Phone: (201) 593-6784                       Phone: (914) 765-3772
Fax: (201) 593-6459                         Fax: (914) 765-3810

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, Ohio 44114
ATTN: Key Education Resources,
      Student Loan Trust 2001A
Phone: (216) 828-9342
Fax: (216) 828-9301


Pursuant to Section 3.09 of the Indenture between KeyCorp Student Loan Trust 2001-A, as Issuer, and The Chase Manhattan Bank, as Indenture Trustee, dated September 1, 2001, the undersigned hereby certifies that (i) a review of the activities of the Issuer from the inception of the Trust, through December 31, 2001, and of its performance under the Indenture has been made, and (ii) to the best of my knowledge, based on such review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.

                                            KEYCORP STUDENT LOAN TRUST 2001-A,
                                            as Issuer

                                            By:  Bank One, National Association
                                                 as Eligible Lender Trustee

                                            By:    /s/ JEFFREY L. KINNEY
                                               ---------------------------------
Date: March 8, 2002                         Name:  Jeffrey L. Kinney
                                            Title: Vice President